Exhibit 2.23

Accessor’s Parcel Numbers: 001-16-501-012;

001-18-701-002; 001-18-302-004; 001-18-302-005;

001-18-302-010; 001-18-302-011; 001-18-701-006;

001-18-701-007; 002-24-601-021; 001-09-301-002;

001-09-301-003; 001-18-602-002; 001-18-602-008;

001-18-602-003; 001-18-602-004; 001-18-602-006;

001-18-602-007; 001-18-702-017; 001-18-702-019;

001-17-201-003; 001-17-201-006;

001-18-711-001 through 001-18-711-200

Send Tax Bills to:

c/o CasaBlanca Resorts, LLC

950 West Mesquite Blvd.

Mesquite, Nevada, 89027

WHEN RECORDED MAIL TO:

Paul, Hastings, Janofsky & Walker LLP

515 South Flower Street, 25th Floor

Los Angeles, California 90071

Attention:  Stacy M. Hopkins, Esq.

LEASEHOLD AND FEE DEED OF TRUST, FIXTURE FILING WITH
ASSIGNMENT OF RENTS AND LEASES, AND SECURITY AGREEMENT

by and from

RBG, LLC;

VIRGIN RIVER CASINO CORPORATION;

CASABLANCA RESORTS, LLC;

B & B B, INC.; and

OASIS INTERVAL OWNERSHIP, LLC, collectively, “Grantor”

to

NEVADA TITLE COMPANY, “Trustee”

for the benefit of

WELLS FARGO FOOTHILL, INC.,
in its capacity as the arranger and administrative agent, its successors and assigns, as its interests may appear, “Beneficiary”

Dated as of December 20, 2004

LEASEHOLD AND FEE DEED OF TRUST, FIXTURE FILING WITH
ASSIGNMENT OF RENTS AND LEASES, AND SECURITY AGREEMENT

(Nevada)

THIS LEASEHOLD AND FEE DEED OF TRUST, FIXTURE FILING WITH ASSIGNMENT OF RENTS AND LEASES, AND SECURITY AGREEMENT (this “Deed of Trust”) is dated as of December 20, 2004, by and from RBG, LLC (“RBG”), a Nevada limited liability company, VIRGIN RIVER CASINO CORPORATION (“Virgin River”), a Nevada corporation, CASABLANCA RESORTS, LLC (“Casablanca”), a Nevada limited liability company, B & B B, INC. (“B&BB”), a Nevada corporation, and OASIS INTERVAL OWNERSHIP, LLC (“Oasis”), a Nevada limited liability company (RBG, Virgin River, Casablanca, B&BB and Oasis, collectively, “Grantor”), whose address is c/o CasaBlanca Resorts, 950 West Mesquite Blvd., Mesquite, Nevada, 89027, to NEVADA TITLE COMPANY (“Trustee”), whose address is 3320 West Sahara, Suite 200, Las Vegas, Nevada 89102 for the benefit of WELLS FARGO FOOTHILL, INC., a California corporation, in its capacity as the arranger and administrative agent, its successors and assigns, as its interests may appear (“Agent”) pursuant to the Credit Agreement (as defined below), whose address is 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404 (Agent, together with its successors and assigns, is referred to herein as  “Beneficiary”).

THE MAXIMUM AMOUNT OF PRINCIPAL TO BE SECURED HEREBY IS $15,000,000; PROVIDED THAT IN NO EVENT SHALL THE AGGREGATE PRINCIPAL BALANCE SECURED HEREBY, EXCLUSIVE OF INTEREST, FEES AND EXPENSES, FOR THE BENEFIT OF THE HOLDERS EXCEED $15,000,000.00.

RECITALS:

WHEREAS, (i) each Grantor, (ii) OASIS RECREATIONAL PROPERTIES, INC. (“Oasis Recreational”), a Nevada corporation, (iii) OASIS INTERVAL MANAGEMENT, LLC (“Oasis Interval Management”), a Nevada limited liability company, (iv) Agent, and (v) the Lenders (as defined in the Credit Agreement) have entered into that certain Credit Agreement dated as of December 20, 2004 (as amended, restated, supplemented or otherwise modified heretofore or hereinafter from time to time, the “Credit Agreement”), which Credit Agreement provides for a revolving loan in the principal amount as specified in said Credit Agreement.  Each Grantor, Oasis Recreational and Oasis Interval Management are collectively referred to herein as “Borrowers”.  Agent and the Lenders are unwilling to enter into the Credit Agreement and make available to Borrowers the credit facilities provided therein unless each Grantor, among other things, secures the Obligations of Borrowers under the Credit Agreement and the other Loan Documents (as such terms are defined in the Credit Agreement) by delivering this Deed of Trust.

WHEREAS, each Grantor is receiving a good and valuable benefit, the sufficiency and receipt of which is hereby acknowledged, from Agent and Lenders entering into the Credit Agreement with Borrowers.

This instrument is to be governed by the provisions of NRS 106.300 through NRS 106.400 inclusive.  Without limiting the foregoing, any and all future advances by Agent or Lenders to Borrowers made for the improvement, protection or preservation, together with interest at the rate applicable to overdue principal set forth in the Credit Agreement, shall be automatically secured hereby unless such a document evidencing such advances specifically recites that it is not intended to be secured hereby and the payment of all sums expended or advanced by Agent or Lenders under or pursuant to the terms hereof or the Credit Agreement or to protect the security hereof, together with interest thereon as herein provided (without limiting the generality of the protections afforded by NRS Chapter 106) funds disbursed that, in the reasonable exercise of Agent’s judgment, are needed for improving property or to protect Lender’s security in the Trust Property are to be deemed obligatory advances hereunder and will be added to the total indebtedness by this Instrument and such indebtedness shall be increased accordingly.

The parties acknowledge that certain provisions of this Deed of Trust may be subject to the laws, rules and regulations of the Gaming Authorities (as defined herein).

ARTICLE 1
DEFINITIONS

Section 1.1                                   Definitions.  All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement.  As used herein, the following terms shall have the following meanings:

(a)                                  “Applicable Gaming Laws”: shall mean the laws, rules and regulations of the Gaming Authorities (as defined herein).

(b)                                 “Event of Default”: shall have the meaning ascribed to such term in Article 5 hereof.

(c)                                  “Gaming Authorities”: means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the City of Mesquite and any other agency, in each case, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuers or any of the subsidiaries.

(d)                                 “Indebtedness”: All obligations of Grantor and any of the Borrowers to Beneficiary, including, without limitation, (1) the repayment of all amounts outstanding from time to time under the Credit Agreement and the other Loan

Documents, with such indebtedness maturing on the Maturity Date (as defined in the Credit Agreement), including principal, interest (including all interest that, but for the provisions of the Bankruptcy Code, would have accrued), and other amounts which may now or hereafter be advanced as Advances, (2) the full and prompt performance of any and all repayment, fee, and indemnification obligations with respect to any Letters of Credit, (3) fees, costs, expenses, charges and indemnification obligations accrued, incurred or arising in connection with any Loan Document, (4) any and all future advances made pursuant to the terms of the Credit Agreement, and (5) all other payment Obligations.  The Credit Agreement contains a revolving credit facility that permits Borrowers to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to Beneficiary, all upon satisfaction of certain conditions stated in the Credit Agreement.  This Deed of Trust secures all Advances and re-advances under the revolving credit feature of the Credit Agreement.

(e)                                  “Intangible Property”: means any and all intangible personal property, including, without limitation, (a) the rights to use all names and all derivations thereof now or hereafter used by any and each of the Grantors in connection with the Land, or the Improvements (as defined herein), including, without limitation, the names “RBG, LLC,” “Virgin River Casino Corporation,” “B & BB, Inc.,” “Oasis Hotel & Casino,” “Casablanca Hotel & Casino,” “Mesquite Star Hotel & Casino,” “Virgin River Convention Center,” “Virgin River Hotel & Casino,” “Oasis Recreational Properties, Inc.,” “Oasis Interval Ownership, LLC,” “Casablanca Golf Club,” “CasaBlanca Golf Course” and “Palms Golf Course” and any variations thereof, together with the goodwill associated therewith, and all names, logos, and designs used by any of the Grantors, or in connection with the Land or the Improvements or in which any of the Grantors has rights, with the exclusive right to use such names, logos and designs wherever they are now or hereafter used in connection with the Land or the Improvements, and any and all other trade names, trademarks or service marks, whether or not registered, now or hereafter used in the operation of the Land or the Improvements, including, without limitation, any interest as a licensee or franchisee, and, in each case, together with the goodwill associated therewith; (b) maps, plans, specifications, surveys, studies, tests, reports, data and drawings relating to the development of the Land or the Improvements and the construction of the Improvements, including, without limitation, all marketing plans, feasibility studies, soil tests, design contracts and all contracts and agreements of any and each of the Grantors relating thereto and all architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Land or the Trust Property or the construction, renovation or restoration of any of the Improvements or the extraction of minerals, sand, gravel or other valuable substances from the Land; (c) any and all books, records, customer lists (including lists or information derived from or related to the Player Tracking System described within the definition of “Tangible Property”), concession agreements, supply or service contracts, licenses, permits, governmental approvals (to the extent such licenses, permits and approvals may be pledged under applicable law), signs, goodwill, casino and hotel credit and charge records, supplier lists, checking accounts, safe deposit boxes (excluding the contents of such deposit boxes owned by persons other than any of the Grantors or any of their subsidiaries), cash, instruments, any and all “chattel paper” as such term is defined in Section 9-102 of the UCC, documents, unearned premiums, deposits, refunds, including but not limited to income tax refunds, prepaid expenses, rebates, tax and insurance escrow and impound accounts, if any, actions and rights in action, and all other claims, and all other contract rights and general intangibles resulting from or used in connection with the operation of the Trust Property and in which any of the Grantors now or hereafter has rights; (d) all of the Grantors’ documents, instruments, contract rights, and general intangibles including, without limitation, all insurance policies, permits, licenses, franchises and agreements required for the use, occupancy or operation of the Land, or any of the Improvements (to the extent such licenses, permits and approvals are not prohibited from being pledged under applicable law); (e) general intangibles, vacation license resort agreements or other time share license or right to use agreements with respect to the Land, the Improvements and/or the business being conducted thereon, including, without limitation, all rents, issues, profits, income and maintenance fees resulting therefrom; whether any of the foregoing is now owned or hereafter acquired and (f) any and all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including options, option rights and contract rights) now or hereafter obtained by any of the Grantors from any governmental, administrative or regulatory agency, authority, department, commission, board, bureau or instrumentality of the United States, any state of the United States, or any political subdivision thereof, including, without limitation, any gaming authority, or any court, arbitrator or quasi-judicial authority having or claiming jurisdiction over the Land, the Tangible Property, the Trust Property or any other element of the Trust Property or providing access thereto, or the operation of any business on, at, or from the Land, including, without limitation, any gaming licenses.

(f)                                    “Inventory”: as such term is defined in Section 9-102 of the UCC, including without limitation and in any event, all goods (whether such goods are in the possession of the Grantors or a lessee, bailee or other person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods) which are held for sale or lease or are to be furnished (or which have been furnished) under any contract of service or which are raw materials or work in progress or materials used or consumed in any of Grantor’s businesses;

(g)                                 “Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor and the Borrowers under the Credit Agreement and the other Loan Documents, including, but not limited to, the “Obligations,” as defined in the Credit Agreement, but specifically excluding the Bank Product Obligations (as defined in the Credit Agreement).  This Deed of Trust is not security or collateral for the Bank Product Obligations.

(h)                                 “Permitted Liens”: shall have the meaning ascribed to such term in the Credit Agreement.

(i)                                     “Personalty”: means the Intangible Property and the Tangible Property.

(j)                                     “Security Agreement”: means that certain Security Agreement dated as of the date hereof by and among the Agent and the grantors listed on the signature pages thereof and those additional entities that may become parties thereto by executing the form of Supplement attached thereto as Annex 1.

(k)                                  “Tangible Property”:  means any and all tangible personal property, including, without limitation, all goods, equipment, supplies, building and other materials of every nature whatsoever and all other tangible personal property constituting a part or portion of the Trust Property and/or used in the operation of any hotel, casino, restaurant, store, parking facility, special events arena, theme park, and any other commercial operations on the Trust Property, including but not limited to Inventory, communication systems, visual and electronic surveillance systems and transportation systems and not constituting a part of the real property subject to the liens of this Deed of Trust and including all property and materials stored on all or any portion of the Trust Property in which any and each of the Grantors has an interest and all tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel, advertising and promotional material, blueprints, surveys, plans and other documents relating to the Land or the Improvements, and all construction materials and all Fixtures (as defined herein), including, but not limited to, all gaming equipment and devices which are used in connection with the operation of the Trust Property and those items of Fixtures which are purchased or leased by any and each of the Grantors, machinery and any other item of personal property in which any of the Grantors now or hereafter owns or acquires an interest or right, and which are used or useful in the construction, operation, use and occupancy of the Trust Property; to the extent permitted by the applicable contract or applicable law, all financial equipment, computer equipment, Player Tracking Systems (including all computer hardware, operating software programs and all right, title and interest in and to any applicable license therefore), calculators, adding machines, video game and slot machines, and any other electronic equipment of every nature used or located on any part of the Trust Property, and all present and future right, title and interest of any of the Grantors in and to any casino operator’s agreement, license agreement or sublease agreement used in connection with the Trust Property.

(l)                                     “Trust Property”:  All of Grantor’s right, title and interest in and to (1) the fee interest in the real property described on Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein now owned or as hereafter may be acquired by any Grantor (the “Land”), (2) all improvements now owned or hereafter acquired by any Grantor, now or at any time situated, placed or constructed upon the Land (the ”Improvements”; the Land and Improvements are collectively referred to herein as the “Premises”), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by any Grantor and now or hereafter attached to or installed in any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by any Grantor with respect to the Trust Property (the “Deposit Accounts”), (5) those certain lease agreements described in Exhibit B-1 attached hereto and by this reference incorporated herein, as they may be amended, modified and extended thereof (collectively, the “Ground Leases”) by and between the Grantor named therein, as lessee, and that certain party referenced on said Exhibit B-1, as lessor (“Lessor”), as the same may be amended, restated, renewed or extended from time to time, and the leasehold estates created thereby in that certain real property, located in the County of Clark, State of Nevada and described in Exhibit B-2 (the “Leased Land”), (6) all existing and future leases, subleases, licenses, concessions, occupancy agreements, lease guarantees or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use or occupy, all or any part of the Trust Property, whether made before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code, together with any extension, renewal or replacement of the same and together with all related security and other deposits (and together with the Ground Leases, the “Leases”), (7) all of the rents, additional rents, revenues, royalties, income, proceeds, profits, early termination fees or payments, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Trust Property or any part thereof, whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code, including, without limitation, all rights to payment for hotel room occupancy by hotel guests, which includes any payment or monies received or to be received in whole or in part, whether actual or deemed to be, for the sale of services or products in connection therewith and/or in connection with such occupancy, advance registration fees by hotel guests, tour or junket proceeds and deposits for conventions and/or party reservations (collectively, the “Rents”), (8) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Trust Property (the “Property Agreements”), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all property tax refunds, utility refunds and rebates, earned or received at any time (the “Tax Refunds”), (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”), (13) any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements or Fixtures (the “Condemnation Awards”), (14) all of Grantor’s rights to appear and defend any action or proceeding brought with respect to the Trust Property and to commence any action or proceeding to protect the interest of Grantor in the Trust Property, (15) all rights, powers, privileges, options and other benefits of Grantor as lessor under the Leases, including, without limitation, the immediate and continuing right to claim for, receive, collect and receive all Rents payable or receivable under the Leases or pursuant thereto (and to apply the same to the payment of the Indebtedness and the Obligations), and to do all other things which Grantor or any lessor is or may become entitled to do under the Leases, (16) all water rights, water stock, water permits and other rights to the use of water that are now or that may be hereinafter used in connection with the said Trust Property, or any part thereof, or any improvements or appurtenances thereto, (17) all oil and gas and other mineral rights, if any, in or pertaining to the Land and all royalty, leasehold and other rights of each Grantor pertaining thereto, and (18) all right, title and interest of each Grantor in and to all Tangible Property and Intangible Property (except, with respect to Gaming Licenses, as prohibited by Applicable Gaming Laws) now or at any time hereafter located on or appurtenant to the Trust Property and used or useful in connection with the ownership, management or operation of the Trust Property, including, without limitations, the Personalty.  As used in this Deed of Trust, the term “Trust Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.  THE TERM “TRUST PROPERTY” IS INTENDED TO EXCLUDE (I) ALL ITEMS OF PERSONAL PROPERTY IN WHICH BENEFICIARY HAS OBTAINED AND/OR PERFECTED A SECURITY INTEREST UNDER SEPARATE INSTRUMENTS AND (II) THE EXCLUDED ASSETS, AS SUCH TERM IS DEFINED IN THE SECURITY AGREEMENT.

(m)                               “UCC”:  The Uniform Commercial Code of the state in which the Land is located or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the state in which the Land is located, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE 2
GRANT

Section 2.1                                   Grant.  For and in consideration of good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor herein set forth, to secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor hereby GRANTS, BARGAINS, ASSIGNS, TRANSFERS, SELLS, WARRANTS and CONVEYS, to Trustee the Trust Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Trust Property and all parts, rights and appurtenances thereof to Trustee, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Trust Property unto Trustee.

TO HAVE AND TO HOLD the Trust Property, together with all and singular the parts, rights, privileges, hereditaments, and appurtenances thereto in any ways belonging or appertaining, to the use, benefit, and behoof of Trustee, its successors and assigns, in trust for the benefit of Beneficiary, in fee simple forever.  Notwithstanding anything to the contrary contained in the immediately preceding sentence, Grantor hereby agrees and acknowledges that the Indebtedness secured by this

Deed of Trust includes a revolving loan and is intended to secure future advances; accordingly, this Deed of Trust shall not be canceled by the full and complete repayment of the Indebtedness, so long as the Credit Agreement remains in force and effect.

ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

Section 3.1                                   Title to Trust Property and Lien of this Instrument.  Each Grantor has (i) good, marketable and insurable fee simple title to the Land (as more particularly described on Exhibit A attached hereto) and owns all Improvements located thereon, (ii) good, marketable and insurable title in the leasehold estates comprising a portion of the Trust Property which were created pursuant to the Ground Leases, (iii) good title to the balance of the Trust Property owned by it, each of the foregoing free and clear of all Liens whatsoever except the Permitted Liens and (iv) subject to the Applicable Gaming Laws, full power and lawful authority to encumber the Trust Property in the manner and form set forth in this Deed of Trust.  This Deed of Trust creates valid, enforceable first priority liens and security interests against the Trust Property.

Section 3.2                                   First Lien Status.  Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Loan Documents.  If any lien or security interest, other than the Permitted Liens, is asserted against the Trust Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary).

Section 3.3                                   Payment and Performance.  Grantor shall pay the Indebtedness when due under the Loan Documents and shall perform or cause the Borrowers to perform the Obligations in full when they are required to be performed.

Section 3.4                                   Replacement of Fixtures.  Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Beneficiary.

Section 3.5                                   Inspection.  Grantor shall permit Beneficiary and its agents, representatives and employees to inspect the Trust Property and all books and records of Grantor located thereon, and to conduct such environmental and engineering studies as Beneficiary may require.  Provided that no Event of Default exists, all such testing and investigation shall be conducted at reasonable times and upon reasonable prior notice to Grantor.  Beneficiary shall restore the Trust Property to the condition it was in immediately prior to such testing and investigation.

Section 3.6                                   Contracts.  Each material contract which is part of the Trust Property (each, a “Contract”), (i) is the genuine, legal, valid, and binding obligation of each Grantor, (ii) is enforceable against each Grantor party thereto in accordance with its terms, (iii) is in full force and effect and is, to the best knowledge of each Grantor, not subject to any setoffs, defenses, overdue taxes, counterclaims or other claims, nor have any of the foregoing been asserted or alleged as to any Contract, and (iv) is, to the best knowledge of each Grantor, in all material respects, in compliance with all applicable laws, whether federal, state, local or foreign (“Applicable Laws”).  No Grantor nor, to the best knowledge of each Grantor, any other party to any Contract is in default in the performance or observance of any of the terms thereof.  No party to any Contract is the United States government or an instrumentality thereof.

Section 3.7                                   Leases.  Grantor has delivered to Beneficiary true, correct and complete copies of all Leases, including all amendments thereof and modifications thereto.  Each Lease and each Ground Lease (i) is the genuine, legal, valid and binding obligation of each Grantor that is a party thereto, (ii) is enforceable against each Grantor that is a party thereto and, to the best knowledge of each Grantor, each other party thereto, in accordance with its terms, (iii) is in full force and effect and, to the best knowledge of each Grantor, is not subject to any setoffs, defenses, taxes, counterclaims or other claims, nor have any of the foregoing been asserted or alleged as to any Lease, and (iv) is, to the best knowledge of each Grantor, in compliance with all Applicable Laws.

Section 3.8                                   Construction of Improvements. All Improvements have been and will be constructed in all material respects in accordance with Applicable Laws and all requirements of Governmental Authorities and governmental approvals. To the best knowledge of each Grantor, the Improvements are free from latent and patent defects, and do not require any material repairs, reconstruction or replacement on the date hereof (except for any material repairs, reconstruction or replacement that do not have a material adverse effect on the value of the Improvements and do not materially and adversely affect any Grantor’s use and operation of the Improvements).

Section 3.9                                   Other Covenants.  All of the covenants in the Credit Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall, to the extent applicable, be covenants running with the land.

Section 3.10                            Condemnation Awards and Insurance Proceeds.

(a)                                  Condemnation Awards.  There are no pending or, to the best knowledge of each Grantor, threatened condemnation or eminent domain proceedings against the Trust Property or any part thereof.  Grantor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the

Trust Property or any portion thereof, will notify Beneficiary of the pendency of such proceedings.  Except as set forth in the Credit Agreement, Beneficiary may participate in any such proceedings and Grantor from time to time will deliver to Beneficiary all instruments requested by it to permit such participation.  Grantor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement. Grantor hereby waives all rights to such awards and compensation described in the foregoing sentence.  Grantor, upon request by Beneficiary, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Beneficiary free and clear of any liens, charges or encumbrances of any kind or nature whatsoever.

(b)                                 Insurance Proceeds.  Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Trust Property.  Except as set forth in the Credit Agreement, Grantor authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly, as more specifically described in the Credit Agreement.  In the event that the issuer of such insurance policy fails to disburse directly or solely to Beneficiary but disburses instead either solely to Grantor or to Grantor and Beneficiary, jointly, Grantor shall immediately endorse and transfer such proceeds to Beneficiary.  Upon Grantor’s failure to do so, Beneficiary may execute such endorsements or transfers from and in the name of Grantor, and Grantor hereby irrevocably appoints Beneficiary as Grantor’s agent and attorney-in-fact so to do.

Section 3.11                            Costs of Defending and Upholding the Lien.  If any action or proceeding is commenced to which action or proceeding Trustee or Beneficiary is made a party or in which it becomes necessary for Trustee or Beneficiary to defend or uphold the lien of this Deed of Trust including any extensions, renewals, amendments or modifications thereof, Grantor shall, on demand, reimburse Trustee and Beneficiary for all expenses (including, without limitation, reasonable attorneys’ fees and reasonable appellate attorneys’ fees) incurred by Trustee or Beneficiary in any such action or proceeding and all such expenses shall be secured by this Deed of Trust.  In any action or proceeding to foreclose this Deed of Trust or to recover or collect the Indebtedness, the provisions of law relating to the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

Section 3.12                            TRANSFER OF THE SECURED PROPERTY.  EXCEPT AS EXPRESSLY PERMITTED PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT, GRANTOR SHALL NOT SELL, TRANSFER, PLEDGE, ENCUMBER, CREATE A SECURITY INTEREST IN, GROUND LEASE, OR OTHERWISE HYPOTHECATE, ALL OR ANY PORTION OF THE TRUST PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF BENEFICIARY.  THE CONSENT BY BENEFICIARY TO ANY SALE, TRANSFER, PLEDGE,

ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, GROUND LEASE, OR OTHER HYPOTHECATION OF, ANY PORTION OF THE TRUST PROPERTY SHALL NOT BE DEEMED TO CONSTITUTE A NOVATION OR A CONSENT TO ANY FURTHER SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, GROUND LEASE, OR OTHER HYPOTHECATION, OR TO WAIVE THE RIGHT OF BENEFICIARY, AT ITS OPTION, TO DECLARE THE INDEBTEDNESS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE, WITHOUT NOTICE TO GRANTOR OR ANY OTHER PERSON OR ENTITY, EXCEPT AS MAY BE REQUIRED PURSUANT TO THE TERMS OF ANY APPLICABLE GROUND LEASE, UPON ANY SUCH SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST, GROUND LEASE, OR OTHER HYPOTHECATION TO WHICH BENEFICIARY SHALL NOT HAVE CONSENTED.

Section 3.13                            Security Deposits.  To the extent required by law, or after an Event of Default has occurred and during its continuance, if required by Beneficiary, all security deposits of tenants of the Trust Property shall be treated as trust funds not to be commingled with any other funds of Grantor.  Within twenty (20) days after request by Beneficiary, Grantor shall furnish satisfactory evidence of compliance with this Section 3.13, as necessary, together with a statement of all security deposits deposited by the tenants and copies of all Leases not theretofore delivered to Beneficiary, as requested thereby, certified by Grantor.

ARTICLE 4

LEASEHOLD PROVISIONS

Section 4.1                                   Deed of Trust Subject to Ground Leases. This Deed of Trust is made subject to whatever rights and interest each Lessor may have under the Ground Leases and the covenants, conditions and restrictions set forth therein.  This Deed of Trust shall not be construed so as to constitute a default under any Ground Lease pursuant to Applicable Law or the terms of such Ground Lease, and this Deed of Trust and the lien created hereby shall be of no further force and effect if deemed by a court of competent jurisdiction to violate the terms of such Ground Lease or Applicable Law.

Section 4.2                                   Certain Covenants.  Each Grantor, jointly and severally, covenants and agrees as follows:

(a)                                  Each Grantors shall pay all rents, additional rents and other sums to be paid by such Grantor under any Ground Lease and shall diligently perform and observe all covenants, agreements and obligations of the lessee set forth in the Ground Lease to which such Grantor is a party, and not to commit, suffer or permit any material breach thereof.  If any Grantor shall default under any of the Ground Leases, Beneficiary shall have the right, but not the obligation, to take any action necessary or desirable to cure any default by such Grantor in the performance of any of the terms, covenants and conditions of such Ground Lease, Beneficiary being authorized to enter upon the Premises for such purposes. Any default by any Grantor as lessee under any of the Ground Leases or breach of an obligation thereunder shall be a default hereunder, provided that such shall not constitute a default hereunder until the expiration of any applicable lessee notice and grace period under the applicable Ground Leases and the failure of any Grantor to cure such default or breach under the applicable Ground Lease to which it is a party within such grace period.

(b)                                 Each Grantor shall give prompt notice to Beneficiary of the actual receipt by it of written notice of default served on such Grantor by any Lessor, and shall promptly furnish to Beneficiary all information that it may reasonably request concerning the performance by any Grantor of the covenants contained in any Ground Lease, including, without limitation, evidence of payment of ground rent, taxes, insurance premiums and operating expenses.

(c)                                  So long as this Deed of Trust is in effect, there shall be no merger of any Ground Lease or any interest therein nor of the leasehold estates created thereby with the fee estate in the Leased Land or any portion thereof by reason of the fact that such Ground Lease or such interest therein or such leasehold estate may be held directly or indirectly by or for the account of any person who shall hold the fee estate in the Leased Land or any portion thereof or any interest of the applicable Lessor. In case any Grantor acquires the fee title or any other estate, title or interest in the Leased Land covered by the Ground Lease, this Deed of Trust shall attach to and cover and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Deed of Trust.  Each Grantor shall notify Beneficiary of any such acquisition by any such Grantor and, on written request by Beneficiary, shall at its own expense cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the opinion of Beneficiary be required to carry out the intent and meaning hereof.

(d)                                 No Grantor shall surrender any Ground Lease (except a surrender upon the expiration of the term of the applicable Ground Lease or upon the termination by the Lessor thereunder pursuant to the provisions thereof) to the Lessor thereunder, or any portion thereof or of any interest therein, and no termination of any Ground Lease, by any Grantor as lessee thereunder, shall be valid or effective, and subject to the terms of the applicable Ground Lease, such Ground Lease shall not be surrendered or canceled, amended, other than in immaterial respects, or subordinated to any fee mortgage, to any lease, or to any other interest, either orally or in writing, without the prior written consent of Beneficiary so long as this Deed of Trust is in effect. Any attempted surrender, amendment (except in immaterial respects) cancellation or termination of any Ground Lease other than as expressly permitted pursuant to the terms thereof by any Grantor without obtaining the prior written consent of Beneficiary shall be null and void and without force and effect on the Ground Lease, and such attempt shall constitute a default hereunder.  Notwithstanding the foregoing, prior written consent of Beneficiary is not required in connection with the termination and buyout of the M.D.W. Lease (as defined on Exhibit B-1) by and among M.D.W. Mesquite, L.L.C., RBG and Robert R. Black, Sr.

(e)                                  If and to the extent required by the terms of the Ground Lease, Grantor shall promptly after the execution and delivery of this Deed of Trust or of any instrument or agreement supplemental thereto, notify each Lessor in writing of the execution and delivery thereof and deliver to each such Lessor a copy of each such Deed of Trust, instrument or agreement, as the case may be.

(f)                                    If any Ground Lease is terminated prior to the natural expiration of its term by reason of default of any Grantor, and if, pursuant to any provision of the Ground Lease, or otherwise, Beneficiary or its designee shall acquire from the Lessor thereunder a new lease of the Leased Land, or of any part of the Leased Land, Grantor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby.

(g)                                 Each Grantor hereby, jointly and severally, warrants the quiet and peaceful possession of the Trust Property to Trustee for the benefit of Beneficiary for so long as the Deed of Trust is in effect and further warrants and agrees to defend the leasehold estate created under each Ground Lease for the remainder of the term set forth therein against each and every person claiming the same or any part thereof.

(h)                                 In the event of the termination, rejection, or disaffirmance of any Ground Lease by any Lessor (or by any receiver, trustee, custodian, or other party that succeeds to the rights of any Lessor) pursuant to any section or chapter of the Bankruptcy Code, or any similar law, whether state, federal or otherwise, relating to insolvency, reorganization or liquidation, or for the relief of debtors (each such law referred to herein as a “Bankruptcy Law” and all such laws collectively referred to herein as “Bankruptcy Laws”), each Grantor hereby presently, absolutely, and irrevocably grants and assigns to Beneficiary the sole and exclusive right to make or refrain from making any election available to lessees under any Bankruptcy Law (including, without limitation, the election available pursuant to Section 365(h) of the Bankruptcy Code or any successor provision), and each Grantor agrees that any such election, if made by any Grantor without the prior written consent of Beneficiary (which Beneficiary would not anticipate granting due to the importance of the Ground Lease as security), shall be void and of no force or effect.

(i)                                     In the event there is a termination, rejection, or disaffirmance of any Ground Lease by any Lessor (or by any receiver, trustee, custodian, or other party that succeeds to the rights of any Lessor) and Beneficiary elects to have the applicable Grantor remain in possession under any legal right such Grantor may have to occupy the premises leased pursuant to any Ground Lease then (i) such Grantor shall remain in such possession and shall perform all acts necessary for such Grantor to retain its right to remain in such possession, whether such acts are required under the then existing terms and provisions of the applicable Ground Lease or otherwise, (ii) all of the terms and provisions of this Deed of Trust and the lien created hereby shall remain in full force and effect and shall be extended automatically to such possession, occupancy, and interest of such Grantor, to all rights of such Grantor to such possession, occupancy, and interest, and to all of such Grantor’s rights and remedies against the Lessor under the

Bankruptcy Laws, and (iii) each Grantor hereby agrees with Beneficiary that if any Grantor shall seek to offset against the rent reserved in any Ground Lease any damages or other amounts pursuant to any right of offset available to lessees under any Bankruptcy Laws for any damages sustained by reason of the failure by the applicable Lessor to perform their obligations, then not less than thirty (30) days prior to effecting any such offset, Grantor shall give written notice to Beneficiary of the amount of the proposed offset and the basis therefor, and if Beneficiary objects, within thirty (30) days after receipt of such notice, to the offset on the basis that it may constitute a breach of the Ground Lease, then such Grantor shall not effect the offset of any amounts so objected to by Beneficiary and Grantor agrees that any such election, if made by any Grantor without the prior written consent of Beneficiary, shall be void and of no force or effect.

(j)                                     Each Grantor shall use its respective commercially reasonable efforts (not including the payment of any money or other consideration to any third party) to obtain from time to time, promptly after request by Beneficiary, from any Lessor and deliver to Beneficiary, at no cost to Beneficiary, a Lessor’s estoppel certificate thereunder in such form as may reasonably be requested by Beneficiary.  Notwithstanding the foregoing, the failure by Grantor to obtain an estoppel certificate from any Lessor shall not be deemed an Event of Default hereunder, provided that Grantor have used their respective commercially reasonable efforts to obtain such estoppel certificate.

(k)                                  If at any time any Grantor fails to comply in any material respect with any of such Grantor’s material obligations under any Ground Lease and the Lessor notifies Beneficiary thereof, then Beneficiary or Trustee may, but without obligation to do so and after providing reasonable notice to the applicable Grantor (provided that no notice shall be required in the event of an emergency or if the Ground Lease is in danger of being terminated) and without releasing any Grantor from any obligation hereunder or removing or waiving any default hereunder, perform on behalf of the applicable Grantor any such obligations, and any and all costs and expenses (including, without limitation, attorneys’ fees) incurred by Beneficiary or Trustee in connection therewith shall be repayable upon demand by the Grantor, with interest thereon as set forth in the Credit Agreement, and shall be secured hereby; provided that the foregoing shall not be construed to require Beneficiary or Trustee to incur any expense or take any action with respect to any Grantor’s failure to comply with any of the Grantors’ obligations under any Ground Lease.

(l)                                     Each Grantor, promptly upon receiving written notice of a breach by any Lessor (or by any receiver, trustee, custodian, or other party that succeeds the rights of such Lessor) or of any inability of any Lessor to perform the terms and provisions of any Ground Lease (including, without limitation, by reason of a termination, rejection, or disaffirmance by such Lessor pursuant to any Bankruptcy Laws), which would materially impair the value of any Ground Lease, shall notify Beneficiary in writing of any such breach or inability.  Each Grantor hereby assigns to Beneficiary the proceeds of any claims that such Grantor may have against such Lessor for any such breach or inability by such Lessor.  So long as no Event of Default has occurred and is continuing, the applicable Grantor shall have the sole right to proceed against such Lessor on such Grantor’s and Beneficiary’s behalf and to receive and retain all proceeds of such claims except as otherwise provided in the Credit Agreement; during the continuance of an Event of Default, Beneficiary shall have the sole right to proceed against any Lessor, and each Grantor shall cooperate with Beneficiary in such endeavor.  Each Grantor shall, at its expense, diligently prosecute any such proceedings, shall deliver to Beneficiary copies of all papers served in connection therewith, and shall consult and cooperate with Beneficiary and its attorneys and agents, in the carrying on and defense of any such proceedings.

(m)                               Notwithstanding anything to the contrary in this paragraph, if there is an Event of Default which remains uncured, then Beneficiary shall have the right, but not the obligation, to conduct and control, through counsel of Beneficiary’s choosing, all litigation and other proceedings under the Bankruptcy Laws relating to any Lessor; and any expenses incurred by Beneficiary in such litigation and proceedings shall be additional indebtedness of the Grantor secured by this Deed of Trust, shall bear interest as set forth in the Credit Agreement and shall be payable by the Grantors upon demand.  No settlement of any such proceeding shall be made by the Grantors without Beneficiary’s prior written consent.

(n)                                 In addition to any and all other assignments contained in this Deed of Trust, each Grantor hereby absolutely, presently and unconditionally assigns, transfers, and set over to Beneficiary all of such Grantor’s claims and rights to the payment of damages, and any other remedies available to such Grantor, arising from any rejection of any Ground Lease by any Lessor thereunder pursuant to any Bankruptcy Law. This assignment constitutes a present, absolute, irrevocable, and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all the indebtedness and obligations secured by this Deed of Trust shall have been satisfied and discharged in full.

Notwithstanding the foregoing, so long as no uncured Event of Default has occurred and is continuing, each Grantor shall have an absolute license to assert and settle any and all such claims, and to receive and apply all proceeds thereof as Trustee shall determine in its discretion.

ARTICLE 5
DEFAULT

Section 5.1                                   Events of Default.  The occurrence of any of the following events shall constitute an event of default under this Deed of Trust (each an “Event of Default”):

(a)                                  an “Event of Default” (as such term is defined in the Credit Agreement) shall have occurred;

(b)                                 any Grantor’s material breach of any of the covenants set forth in this Deed of Trust; or

(c)                                  if any material misstatement or misrepresentation exists now or hereafter in any warranty or representation set forth in Article 3 hereof.

ARTICLE 6
REMEDIES AND FORECLOSURE

Section 6.1                                   Remedies.  If an Event of Default occurs and is continuing beyond any applicable notice and cure period, Beneficiary may, at Beneficiary’s election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a)                                  To the extent permitted under the Credit Agreement, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b)                                 Notify all tenants of the Premises and all others obligated on leases of any part of the Premises that all rents and other sums owing on leases have been assigned to Beneficiary and are to be paid directly to Beneficiary, and to enforce payment of all obligations owing on leases, by suit, ejectment, cancellation, releasing, reletting or otherwise, whether or not Beneficiary has taken possession of the Premises, and to exercise whatever rights and remedies Beneficiary may have under any assignment of rents and leases.  Upon the occurrence of an Event of Default beyond any applicable notice and cure period, Beneficiary shall be the attorney-in-fact of Grantor with respect to any and all matters pertaining to the Trust Property with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse check, to enforce the rights and remedies of Grantor, and to execute on behalf of Grantor and in Grantor’s name any instruction, agreement or other writing required therefor.  This power shall be irrevocable and deemed to be a power coupled with an interest.

(c)                                  As and to the extent permitted by law, enter the Trust Property, either personally or by its agents, nominees or attorneys, and take exclusive possession thereof and thereupon, Beneficiary may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct business thereat; (ii) complete any construction on the Premises in such manner and form as Beneficiary deems advisable in the reasonable exercise of its judgment; (iii) exercise all rights and power of Grantor with respect to the Premises, whether in the name of Grantor, or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Premises and every part thereof, which rights shall not be in limitation of Beneficiary’s rights under any assignment of rents and leases securing the Indebtedness; and (iv) pursuant to the provisions of the Credit Agreement, apply the receipts from the

Premises to the payment of the Indebtedness, after deducting therefrom all expenses (including attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary, its counsel, agents and employees.

(d)                                 Hold, lease, develop, manage, operate or otherwise use the Trust Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee in connection therewith in accordance with the provisions of Section 6.7 hereof.

(e)                                  Require Grantor to assemble any collateral under the UCC and make it available to Beneficiary, at Grantor’s sole risk and expense, at a place or places to be designated by Beneficiary, in its sole discretion.  Beneficiary may, in its sole discretion, appoint Trustee as the agent of Beneficiary for the purpose of disposition of any personal property in accordance with the Uniform Commercial Code.

(f)                                    Institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or by power of sale, in which case the Trust Property may be sold for cash or credit in accordance with applicable law in one or more parcels as Beneficiary may determine.  Except as otherwise required by applicable law, with respect to any notices required or permitted under the UCC, Grantor agrees that five (5) days’ prior written notice shall be deemed commercially reasonable.  At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor.  Beneficiary or any of the Lenders may be a purchaser at such sale.  As provided in Section 11.2 below, if Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash.  In the event this Deed of Trust is foreclosed by judicial action, appraisement and valuation of the Trust Property is waived. In the event of any sale made under or by virtue of this Article 6 (whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall become due and payable. The failure to make any such tenants of the Premises party to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Beneficiary to collect the sums secured hereby.

(g)                                 With or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Indebtedness then due and payable (if Beneficiary shall have elected not to declare the entire Indebtedness to be immediately due and owing), subject to the continuing lien of this Deed of Trust for the balance of the Indebtedness not then due; or (1) as and to the extent permitted by law, sell for cash or upon credit the Trust Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property; or (2) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any Loan Document; or (3) to the extent permitted by applicable law, recover judgment on the Credit Agreement either before, during or after any proceedings for the enforcement of this Deed of Trust.

(h)                                 Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Trust Property for the repayment of the Indebtedness, the appointment of a receiver of the Trust Property, and Grantor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Trust Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 6.7 hereof.

(i)                                     Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

Section 6.2                                   Separate Sales.  The Trust Property may be sold in one or more parcels and in such manner and order as Trustee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 6.3                                   Remedies Cumulative, Concurrent and Nonexclusive.  Beneficiary and Trustee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Loan Documents, or against the Trust Property, or against any one or more of them, at the sole discretion of Beneficiary or Trustee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Beneficiary or Trustee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 6.4                                   Release of and Resort to Collateral.  Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Trust Property, any part of the Trust Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Trust Property.  For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 6.5                                   Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Trust Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Trustee or Beneficiary to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 6.6                                   Discontinuance of Proceedings.  If Beneficiary or Trustee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary or Trustee, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Beneficiary and Trustee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Trust Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary and Trustee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary or Trustee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 6.7                                   Application of Proceeds.  The proceeds of any sale made under or by virtue of this Article 6, together with any Rents and other amounts generated by the holding, leasing, management, operation or other use of the Trust Property, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a)                                  to the payment of the costs and expenses of taking possession of the Trust Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) trustee’s and receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) court costs, (3) attorneys’ and accountants’ fees and expenses, and (4) costs of advertisement;

(b)                                 to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as set forth in the Credit Agreement; and

(c)                                  the balance, if any, to the payment of the Persons legally entitled thereto.

Section 6.8                                   Occupancy After Foreclosure.  Except as otherwise required by applicable law, any sale of the Trust Property or any part thereof in accordance with Section 6.1(e) or Section 6.1(f) hereof will divest all right, title and interest of Grantor in and to the property sold.  Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased.  If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 6.9                                   Additional Advances and Disbursements; Costs of Enforcement.

(a)                                  If any Event of Default exists, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor.  All sums advanced and expenses incurred at any time by Beneficiary under this Section 6.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

(b)                                 Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses and all costs and expenses related to legal work, research and litigation) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

Section 6.10                            No Mortgagee in Possession.  Neither the enforcement of any of the remedies under this Article 6, the assignment of the Rents and Leases under Article 7, the security interests under Article 8, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Trust Property, to obligate Beneficiary or Trustee to lease the Trust Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 6.11                            WAIVER OF GRANTOR’S RIGHTS.  BY EXECUTION OF THIS DEED OF TRUST, GRANTOR EXPRESSLY:  (A) ACKNOWLEDGES THE RIGHT OF BENEFICIARY TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS UPON THE OCCURRENCE OF AN EVENT OF

DEFAULT;  (B) TO THE EXTENT ALLOWED BY APPLICABLE LAW, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES, THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY BENEFICIARY OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO BENEFICIARY;  (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED OF TRUST AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH LEGAL COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS DEED OF TRUST;  AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

ARTICLE 7
ASSIGNMENT OF RENTS AND LEASES

Section 7.1                                   Assignment.  In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed of Trust, subject to Article 4 hereof and to the Applicable Gaming Laws, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Trustee (for the benefit of Beneficiary) and to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents.  This assignment is an absolute assignment and not an assignment for additional security only.  So long as no Event of Default shall have occurred and be continuing and to the extent not prohibited by the Credit Agreement, Grantor shall have a revocable license from Trustee and Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same.  The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Trustee or Beneficiary (any such notice being hereby expressly waived by Grantor).

Section 7.2                                   Perfection Upon Recordation.  Grantor acknowledges that Beneficiary and Trustee have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust, Beneficiary and Trustee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases.  Grantor acknowledges and agrees that upon recordation of this Deed of Trust Trustee’s and Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate”

and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the ”Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 7.3                                   Bankruptcy Provisions.  Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor, Trustee and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 7.4                                   No Merger of Estates.  So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Trust Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any tenant or any third party by purchase or otherwise.

ARTICLE 8
SECURITY AGREEMENT

Section 8.1                                   Security Interest.  This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards.  To this end, Grantor grants to Beneficiary a first and prior security interest in the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards and all other Trust Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Beneficiary with respect to the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Grantor.  THE TERM “TRUST PROPERTY” IS INTENDED TO EXCLUDE (I) ALL ITEMS OF PERSONAL PROPERTY IN WHICH BENEFICIARY HAS OBTAINED AND/OR PERFECTED A SECURITY INTEREST UNDER SEPARATE INSTRUMENTS; AND (II) THE EXCLUDED ASSETS, AS SUCH TERM IS DEFINED IN THE SECURITY AGREEMENT.

Section 8.2                                   Financing Statements.  Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.  Each Grantor’s state of organization is the State of Nevada.

Section 8.3                                   Fixture Filing.  This Deed of Trust shall also constitute a financing statement filed as a “fixture filing” for the purposes of the UCC against all of the Trust Property which is or is to become fixtures.  Information concerning the security interest herein granted may be obtained at the address of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust.  Grantor hereby authorizes Beneficiary to file any and all financing statements and amendments thereto in such form and in such locations as it deems necessary or appropriate in connection herewith.

ARTICLE 9
CONCERNING THE TRUSTEE

Section 9.1                                   Certain Rights.  With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine.  Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties and to reasonable compensation for Trustee’s services hereunder as shall be rendered.  Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by it in the performance of its duties, including those arising from joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee’s or Beneficiary’s gross negligence or willful misconduct.  Grantor’s obligations under this Section 9.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

Section 9.2                                   Retention of Money.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

Section 9.3                                   Successor Trustees.  If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee by an instrument in writing, executed and acknowledged by Beneficiary, and recorded in the Office of the County Recorder, Clark County, Nevada.  Such appointment may be executed by any authorized agent of Beneficiary and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

Section 9.4                                   Perfection of Appointment.  Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

Section 9.5                                   Trustee Liability.  In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

ARTICLE 10
MISCELLANEOUS

Section 10.1                            Notices.  Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 11 of the Credit Agreement.

Section 10.2                            Covenants Running with the Land.  All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Trust Property.  As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Trust Property.  All Persons who may have or acquire an interest in the Trust Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 10.3                            Attorney-in-Fact.  Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Trust Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder, however:  (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 10.3.  Notwithstanding the foregoing, Beneficiary shall be liable for its gross negligence, willful misconduct, and bad faith in connection with exercising its rights hereunder.

Section 10.4         Successors and Assigns.  This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, the Lenders, Trustee and Grantor and their respective successors and assigns.  Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 10.5                            No Waiver.  Any failure by Beneficiary, the Lenders or Trustee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Beneficiary, the Lenders or Trustee shall have the right at any time to insist upon strict performance of all such terms, provisions and conditions.

Section 10.6                            Credit Agreement.  If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

Section 10.7                            Release or Reconveyance.  Upon payment in full of the Indebtedness and performance in full of the Obligations, Beneficiary, at Grantor’s expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Trust Property to Grantor.

Section 10.8                            Waiver of Stay, Moratorium and Similar Rights.  Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary or Trustee. Grantor, for itself and for all Persons hereafter claiming through or under it who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Trust Property or any interest therein shall be sold in the event of any sale or sales pursuant hereto.

Section 10.9                            Governing Law.  THIS DEED OF TRUST SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL

OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B), EXCEPT THAT WITH RESPECT TO THE EXERCISE OF REMEDIES HEREUNDER AND THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN CREATED BY THIS DEED OF TRUST, THE LAWS OF THE JURISDICTION IN WHICH THE PROPERTY IS LOCATED SHALL GOVERN, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH JURISDICTION.

Section 10.10                     Choice of Forum.

(a)                                  Subject to Section 10.10(b) and Section 10.10(c), all actions or proceedings arising in connection with this Deed of Trust shall be tried and litigated in state or Federal courts located in the County of Clark, State of Nevada, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy.  EACH GRANTOR WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.10.

(b)                                 Nothing contained in this Section shall preclude Beneficiary from bringing any action or proceeding arising out of or relating to this Deed of Trust in any court not referred to in Section 10.10(a).  SERVICE OF PROCESS, SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST EACH GRANTOR, MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN SECTION 11 OF THE CREDIT AGREEMENT.

(c)                                  Notwithstanding Section 10.10(a) and subject to Section 10.9, in the sole and absolute discretion of Beneficiary, all actions or proceedings relating to the Collateral (as defined in the Credit Agreement), other than the Fixtures, which are the subject of the Loan Documents shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.  Each Grantor hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the subject of the Loan Documents, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.  Each Grantor irrevocably waives, to the fullest extent it may effectively do so under Applicable Law, trial by jury and any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Each Grantor irrevocably consents, to the fullest extent it may effectively do so under Applicable Law, to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Grantor at its said address, such service to become effective thirty (30) days after such mailing.  Nothing shall affect the right of Beneficiary to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against such Grantor in any other jurisdiction.

Section 10.11                     Headings.  The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 10.12                     Entire Agreement.  This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Grantor and Beneficiary and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 10.13                     Beneficiary as Agent; Successor Agents.

(a)                                  Agent has been appointed to act as Agent hereunder by the Lenders.  Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Trust Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Agent and the Lenders (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Deed of Trust.  Grantor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Lenders therefor.

(b)                                 Beneficiary shall at all times be the same Person that is Agent under the Agency Documents.  Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Deed of Trust.  Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Deed of Trust.  Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Deed of Trust.  Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Beneficiary under this Deed of Trust, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Deed of Trust and the Trust Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Deed of Trust.  After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Deed of Trust and the Agency

Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was the Agent hereunder.

(c)                                  Each reference herein to any right granted to, benefit conferred upon or power exercisable, exercised or action taken by the “Beneficiary” shall be deemed to be a reference to or be deemed to have been so taken, as the case may be, by Beneficiary in its capacity as Agent pursuant to the Credit Agreement for the benefit of the Lenders, all as more fully set forth in the Credit Agreement.

ARTICLE 11
LOCAL LAW PROVISIONS

Section 11.1                            Power of Sale.  Should default be made by Grantor in payment or performance of any Indebtedness or other Obligation or agreement secured hereby and/or in performance of any agreement herein, or should Grantor otherwise be in default hereunder, Beneficiary may, subject to NRS 107.080, declare all sums secured hereby immediately due by delivery to Trustee of a written notice of breach and election to sell (which notice Trustee shall cause to be recorded and mailed as required by law) and shall surrender to Trustee this Deed of Trust.

After three (3) months shall have elapsed following recordation of any such notice of breach, Trustee shall sell the property subject hereto at such time and at such place in the State of Nevada as Trustee, in its sole discretion, shall deem best to accomplish the objects of these trusts, having first given notice of such sale as then required by law.  In the conduct of any such sale Trustee may act itself or through any auctioneer, agent or attorney.  The place of sale may be either in the county in which the property to be sold, or any part thereof, is situated, or at an office of the Trustee located in the State of Nevada.

Upon the request of Beneficiary or if required by law Trustee shall postpone sale of all or any portion of said property or interest therein by public announcement at the time fixed by said notice of sale, and shall thereafter postpone said sale from time to time by public announcement at the time previously appointed.

At the time of sale so fixed, Trustee shall sell the property so advertised or any part thereof or interest therein either as a whole or in separate parcels, as Beneficiary may determine in its sole and absolute discretion, to the highest bidder for cash in lawful money of the United States, payable at time of sale, and shall deliver to such purchaser a deed or deeds or other appropriate instruments conveying the property so sold, but without covenant or warranty, express or implied.  Beneficiary and Trustee may bid and purchase at such sale.  To the extent of the Indebtedness secured hereby, Beneficiary need not bid for cash at any sale of all or any portion of the Trust Property pursuant hereto, but the amount of any successful bid by Beneficiary shall be applied in reduction of said Indebtedness.  Trustee hereby agrees, if it is then still in possession, to surrender, immediately and without demand, possession of said property to any purchaser.

Trustee shall apply the proceeds of any such sale to payment of expenses of sale and all charges and expenses of Trustee and of these trusts, including cost of evidence of title and Trustee’s fee in connection with sale; all sums expended under the terms hereof, not then repaid, with accrued interest at the default rate determined by the Credit Agreement; all other sums then secured hereby, and the remainder, if any, to the person or persons legally entitled thereto.

Beneficiary, from time to time before Trustee’s sale, may rescind any notice of breach and election to sell by executing, delivering and causing Trustee to record a written notice of such rescission.  The exercise by Beneficiary of such right of rescission.  The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other notices of breach and election to sell, nor otherwise affect any term, covenant or condition hereof or under any obligation secured hereby, or any of the rights, obligations or remedies of the parties thereunder.

Section 11.2                            Credit Bids.  At any foreclosure sale, any person, including Grantor, Trustee or Beneficiary, may bid for and acquire the Trust Property or any part thereof to the extent permitted by then applicable law.  Instead of paying cash for such property, Beneficiary may settle for the purchase price by crediting the sales price of the property against the obligations in the order provided by NRS 40.462.

Section 11.3                            Nevada Law.  Where not inconsistent with the above, the following covenants, Nos. 1; 2 (full replacement value); 3; 4 (the rate or rates at which interest is computed upon default of the Indebtedness); 5; 6; 7 ( reasonable percentage); 8 and 9 of NRS 107.030 are hereby adopted and made a part of this Deed of Trust.

Section 11.4                            This Instrument is to be filed and indexed in the real estate records and is also to be indexed in the index of UCC Financing Statements of Clark County, Nevada under the names of RBG, LLC, a Nevada limited liability company, VIRGIN RIVER CASINO CORPORATION, a Nevada corporation, CASABLANCA RESORTS, LLC, a Nevada limited liability company, B & B B, INC., a Nevada corporation and OASIS INTERVAL OWNERSHIP, LLC, a Nevada limited liability company, each as a debtor, and WELLS FARGO FOOTHILL, INC., in its capacity as the arranger and administrative agent, its successors and assigns, as its interests may appear, as secured party.  Each Grantor’s organizational number is as set forth on Schedule 1 attached hereto and incorporated herein.  Information concerning the security interest may be obtained from Beneficiary at the following address 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404.

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IN WITNESS WHEREOF, Grantors have on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTORS:	RBG, LLC, a Nevada limited liability company

	By:	/s/ Robert R. Black, Sr.
	Name:	Robert R. Black, Sr.
	Its:	Sole Manager

VIRGIN RIVER CASINO CORPORATION, a Nevada corporation

	By:	/s/ Robert R. Black, Sr.
	Name:	Robert R. Black, Sr.
	Its:	CEO

CASABLANCA RESORTS, LLC, a Nevada limited liability company

	By:	/s/ Robert R. Black, Sr.
	Name:	Robert R. Black, Sr.
	Its:	Sole Manager of its Manager, RBG, LLC

OASIS INTERVAL OWNERSHIP, LLC, a Nevada limited liability company

	By:	/s/ Robert R. Black, Sr.
	Name:	Robert R. Black, Sr.
	Its:	Sole Manager

B & B B, INC., a Nevada corporation

	By:	/s/ Robert R. Black, Sr.
	Name:	Robert R. Black, Sr.
	Its:	Chief Executive Officer

STATE OF Nevada                             )

                                                             )  ss.

COUNTY OF Clark                            )

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as Sole Manager of RBG, LLC.

/s/ Kimberly Schroeder
Kimberly Schroeder	NOTARY PUBLIC
Notary Public State of Nevada
No. 96-4320-1
My appt. exp. July 18, 2008	My commission expires:	7/18/08

STATE OF Nevada                             )

                                                             )  ss.

COUNTY OF Clark                            )

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as Chief Executive Officer of VIRGIN RIVER CASINO CORPORATION.

/s/ Kimberly Schroeder
Kimberly Schroeder	NOTARY PUBLIC
Notary Public State of Nevada
No. 96-4320-1
My appt. exp. July 18, 2008	My commission expires:	7/18/08

STATE OF Nevada                             )

                                                             )  ss.

COUNTY OF Clark                            )

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as Sole Manager of its Manager, RBG, LLC of CASABLANCA RESORTS, LLC.

/s/ Kimberly Schroeder
Kimberly Schroeder	NOTARY PUBLIC
Notary Public State of Nevada
No. 96-4320-1
My appt. exp. July 18, 2008	My commission expires:	7/18/08

STATE OF Nevada                             )

                                                             )  ss.

COUNTY OF Clark                            )

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as Sole Manager of OASIS INTERVAL OWNERSHIP, LLC.

/s/ Kimberly Schroeder
Kimberly Schroeder	NOTARY PUBLIC
Notary Public State of Nevada
No. 96-4320-1
My appt. exp. July 18, 2008	My commission expires:	7/18/08

STATE OF Nevada                             )

                                                             )  ss.

COUNTY OF Clark                            )

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as Chief Executive Officer of B & B B, INC.

/s/ Kimberly Schroeder
Kimberly Schroeder	NOTARY PUBLIC
Notary Public State of Nevada
No. 96-4320-1
My appt. exp. July 18, 2008	My commission expires:	7/18/08

Schedule 1

Borrowers’ Organizational File Numbers

Borrower	Nevada File Number

RBG, LLC	LLC 501-1997

VIRGIN RIVER CASINO CORPORATION	C5296-1988

CASABLANCA RESORTS, LLC	LLC 1224-2001

OASIS INTERVAL OWNERSHIP, LLC	LLC 5723-2001

B & B B, INC.	C10343-1989

Exhibit A

Description of Real Properties

PARCEL ONE (l):

THAT PORTION OF THE NORTH HALF (N 1/2) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 16, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M, DESCRIBED AS FOLLOWS:

PARCEL 1 AS SHOWN BY MAP THEREOF IN FILE 93 OF PARCEL MAPS, PAGE 35, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL FIVE (5) “THE CASINO PARCEL” (FEE PARCEL):

A PARCEL OF LAND SITUATED WITHIN TRACT 44, SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., CITY OF MESQUITE, CLARK COUNTY, NEVADA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCELS ONE (1) AND TWO (2) AS SHOWN BY MAP THEREOF IN FILE 95, PAGE 42 OF PARCEL MAPS, AS RECORDED IN THE OFFICIAL RECORDS OF THE CLARK COUNTY RECORDER;

INCLUDING THE FOLLOWING DESCRIBED PARCEL OF LAND; BEGINNING AT THE SOUTHWEST CORNER OF PARCEL ONE (1) OF FILE 95, PAGE 42 OF PARCEL MAPS;

THENCE SOUTH 88°21’47” WEST ALONG THE SOUTH BOUNDARY OF SAID TRACT 44 A DISTANCE OF 668.96 FEET TO A POINT OF INTERSECTION WITH AN EXISTING FENCELINE OF OCCUPATION, AS SHOWN ON RECORD OF SURVEY FILE 69, PAGE 60 OF SURVEY MAPS;

THENCE NORTH 01°44’37” WEST ALONG SAID FENCELINE A DISTANCE OF 905.80 FEET TO THE END OF FENCE;

THENCE NORTH 10°32’53” WEST A DISTANCE OF 68.75 FEET TO A POINT OF INTERSECTION ON THE SOUTHERLY RIGHT-OF-WAY OF INTERSTATE 15;

THENCE ALONG SAID RIGHT-OF-WAY NORTH 70°57’41” EAST A DISTANCE OF 584.60 FEET TO A POINT OF CURVE;

THENCE ALONG A CURVE TO THE RIGHT IN A NORTHEASTERLY DIRECTION HAVING A CENTRAL ANGLE OF 01°36’10”, A RADIUS OF 4899.81 FEET, A TANGENT OF 68.54 FEET AND AN ARC LENGTH OF 137.07 FEET TO THE NORTHWEST CORNER OF SAID PARCEL ONE (1);

THENCE SOUTH 01°02’59” EAST ALONG THE WESTERLY BOUNDARY OF SAID PARCEL A DISTANCE OF 1169.68 FEET TO A POINT OF INTERSECTION WITH THE SAID SOUTHERLY BOUNDARY OF TRACT 44, SAID INTERSECTION BEING THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO THE CITY OF MESQUITE FOR A PUBLIC STREET RECORDED MAY 12, 1995 IN BOOK 950512 AS DOCUMENT NO. 01341.

PARCEL SEVEN (7):

AN EASEMENT FOR GOLF COURSE CART PATHS AND INCIDENTAL PURPOSES OVER THE FOLLOWING DESCRIBED PROPERTY:

A STRIP OF LAND 54.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACTS 47 AND 48 IN SECTIONS 13 AND 24, TOWNSHIP 13 SOUTH, RANGE 70 EAST AND SECTIONS 18 AND 19, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. &M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, THE NORTHERLY LINE OF WHICH IS DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF SAID TRACT 48, SAID POINT BEING DISTANT THEREON SOUTH 89°09’41” WEST 765.00 FEET FROM CORNER NO. AP 1 OF SAID TRACT 48; THENCE ALONG SAID LINE NORTH 89°09’41” EAST 765.00 FEET TO SAID CORNER; THENCE ALONG THE NORTHERLY LINE OF SAID TRACT 47, NORTH 88°54’43” EAST 325.27 FEET. THE SOUTHERLY SIDELINE OF SAID STRIP SHALL BE PROLONGED SO AS TO TERMINATE IN A LINE BEARING SOUTH 0°08’04” WEST FROM THE POINT OF BEGINNING AND A LINE BEARING SOUTH 01°19’00” EAST FROM THE END.

PARCEL EIGHT (8):

AN EASEMENT FOR ACCESS ROAD AND INCIDENTAL PURPOSES OVER THE FOLLOWING DESCRIBED PROPERTY:

PARCEL A:

A STRIP OF LAND 56.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACTS 44 AND 45 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. &M. IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, LYING 28.00 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID TRACT 44, SAID POINT BEING DISTANT THEREON SOUTH 88°54’43” WEST 100.00 FEET FROM CORNER NO. AP 4 OF SAID TRACT 44; THENCE NORTH 02°19’57” WEST 910.11 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 300.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 44°18’51” A DISTANCE OF 232.00 FEET; THENCE TANGENT TO SAID CURVE NORTH 41°58’54” EAST 91.42 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 300.00 FEET; THENCE NORTHEASTERLY ALONG SAID LAST MENTIONED CURVE THROUGH A CENTRAL ANGLE OF 32°22’20” A DISTANCE OF 169.50 FEET TO A LINE BEARING SOUTH 01°36’51” EAST FROM A POINT IN THE NORTHERLY LINE OF SAID TRACT 45; SAID POINT BEING DISTANT THEREON NORTH 88°23’09” EAST 172.00 FEET FROM CORNER NO. AP 3 OF SAID TRACT 45.

THE SIDELINES OF SAID STRIP OF LAND SHALL BE PROLONGED OR SHORTENED SO AS TO TERMINATE IN SAID SOUTHERLY LINE OF TRACT 44 AND IN SAID LINE BEARING SOUTH 01°36’51” EAST.

PARCEL B:

A STRIP OF LAND 50.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACT 45 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. &M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, IN THE NORTHERLY LINE OF WHICH IS DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF SAID TRACT 45, SAID POINT BEING DISTANT THEREON NORTH 88°23’09” EAST 172.00 FEET FROM THE CORNER AP 3 OF SAID TRACT 45; THENCE ALONG SAID LINE NORTH 88°23’09” EAST 290.00 FEET.

PARCEL NINE (9):

AN EASEMENT FOR A WATER STORAGE POND AND INCIDENTAL PURPOSES OVER THE FOLLOWING DESCRIBED PROPERTY:

THE PORTION OF GOVERNMENT TRACT 47 IN SECTION 19, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B., &M. IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF SAID TRACT 47, THENCE ALONG THE NORTHERLY LINE OF SAID TRACT 47 FROM CORNER NO. AP 2 NORTH 88°54’43” EAST 1292.98 FEET TO CORNER NO. AP 1 OF SAID TRACT 47; THENCE NORTH 88°25’46” EAST 1319.83 FEET; THENCE SOUTH 01°18’56” EAST 622.00 FEET; THENCE SOUTH 85°47’02” WEST 1321.50 FEET TO A POINT IN THE EASTERLY BOUNDARY OF SAID TRACT 47; THENCE SOUTH 71°37’56” WEST 384.61 FEET; THENCE SOUTH 0l°19’00” EAST 1029.14 FEET TO THE TRUE POINT OF BEGINNING;

THENCE SOUTH 48°00’34” WEST 795.57 FEET; THENCE SOUTH 69°26’15” WEST 508.66 FEET; THENCE SOUTH 01°21’51” EAST 117.04 FEET TO THE SOUTHERLY LINE OF SAID TRACT 47; THENCE ALONG SAID SOUTHERLY LINE NORTH 88°38’09” EAST 1083.52 FEET TO THE SOUTHERLY PROLONGATION OF THAT CERTAIN COURSE DESCRIBE ABOVE AS HAVING A BEARING OF SOUTH 01°19’00” EAST; THENCE NORTH 01°19’00” WEST 802.31 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL TEN (10):

AN EASEMENT FOR CONSTRUCTION OF LEVEE EMBANKMENT FOR THE PULSIPHER WASH FLOOD PLAIN WITHIN THE PULSIPHER WASH AREA OVER THE FOLLOWING DESCRIBED PROPERTY:

SUB-PARCEL ONE (1):

A STRIP OF LAND 36.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACT 44 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, LYING 18.00 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE, BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID TRACT 44, SAID POINT BEING DISTANT THEREON SOUTH 88°54’43” WEST 242.00 FEET FROM CORNER NO. AP 4 OF SAID TRACT 44; THENCE

1ST: NORTH 02°59’48” WEST 854.10 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHWESTERLY AND HAVING A RADIUS OF 150.00 FEET; THENCE

2ND: NORTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 57°48’24” A DISTANCE OF 151.43 FEET.

THE SIDELINES OF SAID STRIP OF LAND SHALL BE PROLONGED OR SHORTENED SO AS TO TERMINATE IN SAID SOUTHERLY LINE OF TRACT NO. 44.

SUB-PARCEL TWO (2):

A STRIP OF LAND 36.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACTS 44 AND 45 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, LYING 18.00 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE,

BEGINNING AT A POINT IN THE WESTERLY LINE OF SAID TRACT 45, SAID POINT BEING DISTANT THEREON SOUTH 01°18’39” EAST 140.04 FEET FROM CORNER NO. AP 3 OF SAID TRACT 45; THENCE ALONG SAID LINE AND ITS PROLONGATION

lST: NORTH 01°18’39” WEST 220.04 FEET; THENCE

2ND: NORTH 32°12’18” EAST 144.52 FEET; THENCE

3RD: NORTH 66°32’09” EAST 65.00 FEET.

PARCEL TWELVE (12):

AMENDED LOTS TWENTY-SIX (26) AND TWENTY-SEVEN (27) OF MAP OF DIVISION INTO LARGE PARCELS FOR THE CITY OF MESQUITE, AS SHOWN BY MAP I FILE IN BOOK 2 OF MISCELLANEOUS MAPS, PAGE 37 IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL FOURTEEN (14): CASINO LAND

THAT PORTION OF THE TRACT 42 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M., ACCORDING TO THAT CERTAIN INDEPENDENT RESURVEY APPROVED APRIL 17, 1935 AND THAT PORTION OF GOVERNMENT LOT 8 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M. ACCORDING TO THAT CERTAIN INDEPENDENT RESURVEY ACCEPTED MAY 16, 1935 AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOTS ONE (1) AND THREE (3) AS SHOWN BY MAP THEREOF IN FILE 59 OF PARCEL MAPS, PAGE 21, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

EXCEPTING FROM LOT ONE (1) ANY PORTION OF OLD MILL ROAD AS DEDICATED FOR PUBLIC USE BY DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20020122 AS DOCUMENT NO. 01073 OF OFFICIAL RECORDS.

PARCEL 14-A: TIMESHARE PARCEL (PEPPERMILL)

THAT PORTION OF TRACT 42 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M., ACCORDING TO THAT CERTAIN INDEPENDENT RESURVEY APPROVED APRIL 17, 1935 AND THAT PORTION OF GOVERNMENT LOT 8 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B., & M., ACCORDING TO THAT CERTAIN INDEPENDENT RESURVEY ACCEPTED MAY 16, 1935 AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOT FOUR (4) AS SHOWN BY MAP THEREOF IN FILE 59 OF PARCEL MAPS, PAGE 21, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL 14-B:

A NON-EXCLUSIVE EASEMENT RUNNING TO THE BENEFIT OF LOT 4 AS SHOWN IN FILE 59 OF PARCEL MAPS PAGE 21, FOR INGRESS AND EGRESS OVER LOTS 1 AND 2 OF PARCEL MAP FILED IN FILE 59 OF PARCEL MAPS PAGE 21, AS SHOWN ON SAID PARCEL MAP, AND AS SET FORTH IN DECLARATION OF TIME SHARE COVENANT CONDITIONS AND RESTRICTIONS FOR PEPPERMILL PALMS RECORDED DECEMBER 23, 1998 IN BOOK 881223 AS DOCUMENT NO. 00882 OF OFFICIAL RECORDS; TOGETHER WITH THOSE CERTAIN RIGHTS GRANTED TO THE PEPPERMILL PALMS PROPERTY OWNERS ASSOCIATION AS SET FORTH IN GRANT OF NON-EXCLUSIVE LICENSE RECORDED MAY 15, 1996 IN BOOK 960515 AS DOCUMENT NO. 01731 OF OFFICIAL RECORDS.

PARCEL FIFTEEN (15): TIME SHARE PARCEL (GRAND DESTINATION)

THAT PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 17 AND SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B.& M., DESCRIBED AS FOLLOWS:

PARCEL TWO (2) AS SHOWN BY MAP THEREOF IN FILE 80 OF PARCEL MAPS, PAGE 56, AS AMENDED BY CERTIFICATES OF AMENDMENT RECORDED OCTOBER 28, 1994 IN BOOK 941028 AS DOCUMENT NO. 01337 AND MARCH 15, 1995 IN BOOK 950315 AS DOCUMENT NO. 01033, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL 15-A:

A NON-EXCLUSIVE EASEMENT RUNNING TO THE BENEFIT OF PARCEL II FOR INGRESS, EGRESS, USE AND ENJOYMENT OF THE COMMON AREAS OF LOTS 1, 2, 3, AND 4 AS SHOWN ON THE PARCEL MAP FILED IN FILE 59 AT PAGE 21 OF PARCEL MAPS, AND AS SET FORTH IN THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED NOVEMBER 15, 1994 IN BOOK 941115 A DOCUMENT NO. 01215 AND RE-RECORDED ON DECEMBER 14, 1994 IN BOOK 941214 AS DOCUMENT NO. 0131, AND ASSET FORTH IN THAT CERTAIN HOTEL FACILITIES USE AND EASEMENT AGREEMENT RECORDED NOVEMBER 17, 1994, IN BOOK 941117 AS DOCUMENT NO. 01421, AS RE-RECORDED ON DECEMBER 14, 1994 IN BOOK 941214 AS DOCUMENT NO. 00132 AND AS AMENDED IN DOCUMENT RECORDED JULY 21, 2000 IN BOOK 20000721 AS DOCUMENT NO. 00265, ALL OF OFFICIAL RECORDS.

PARCEL SIXTEEN (16): CASINO PARCEL

THAT PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 17 AND SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B.& M., DESCRIBED AS FOLLOWS:

PARCELS ONE (1) AND TWO (2) AS SHOWN BY MAP THEREOF IN FILE 96 OF PARCEL MAPS, PAGE 89 IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

EXCEPTING FROM PARCEL ONE (1) ANY OF OLD MILL ROAD AS DEDICATED FOR PUBLIC USE BY A DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20010122 AS DOCUMENT NO. 01073 OF OFFICIAL RECORDS

PARCELS 14, 14-A, 15, 16 AND 19 ARE DESCRIBED AS A WHOLE AS FOLLOWS:

A PORTION OF LOT 1, ALL OF LOTS 3 AND 4, FILE 59, PAGE 21, OF PARCEL MAPS, ALL OF PARCEL 2, FILE 80, PAGE 56 OF PARCEL MAPS, AND A PORTION OF PARCEL 1 AND ALL OF PARCEL 2, FILE 96, PAGE 89 OF PARCEL MAPS, AS RECORDED IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA, AND LOCATED IN TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, MOUNT DIABLO BASE AND MERIDIAN, WITHIN THE CITY OF MESQUITE, CLARK COUNTY, NEVADA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH RIGHT-OF-WAY LINE OF MESQUITE BOULEVARD (A 120.00 FOOT DEDICATED RIGHT-OF-WAY) THAT IS SOUTH 88°45’10” WEST 59.21 FEET ALONG THE MONUMENT LINE AND NORTH 01°14’50” WEST, 60.00 FEET FROM A BRASS CAP MONUMENT AT THE CENTERLINE INTERSECTION OF SAID MESQUITE BOULEVARD AND RIVERSIDE ROAD AND SAID POINT ALSO BEING SOUTH 88°30’40” WEST, 69.12 FEET ALONG THE TRACT LINE AND NORTH 01°29’20” WEST 11.71 FEET FROM A BRASS CAP MONUMENT AT ANGLE POINT 4, TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, MOUNT DIABLO BASE AND MERIDIAN, AS RECORDED ON THE RECORD OF SURVEY FOR THE CITY OF MESQUITE IN FILE 74 PAGE 27 OF SURVEYS IN THE OFFICIAL RECORDS OF CLARK, COUNTY, NEVADA AND RUNNING:

THENCE SOUTH 88°45’10” WEST 2004.78 FEET ALONG THE NORTH LINE OF SAID MESQUITE BOULEVARD TO A EASTERLY RIGHT OF WAY LINE OF INTERSTATE 15; THENCE NORTH 09°51’48” EAST, 158.92 FEET ALONG THE EAST LINE TO A SOUTHERLY LINE OF SAID INTERSTATE 15; THENCE NORTH 70°01’34” EAST 515.218 FEET ALONG THE SOUTH LINE OF SAID INTERSTATE 15; THENCE NORTHEASTERLY 1042.60 FEET ALONG THE ARC OF A 5,189.23 FOOT RADIUS CURVE TO THE LEFT WITH A CENTRAL ANGLE OF 11°30’42” AND THE CENTER BEARS NORTH 19°58’17” WEST, ALONG THE SOUTH LINE OF SAID INTERSTATE 15; THENCE NORTH 58°31’0l” EAST, 820.63 FEET ALONG THE SOUTH LINE OF SAID INTERSTATE 15 TO THE WEST LINE OF THAT CERTAIN PARCEL MAP FOR TOMMY R. AND MARY LYNN F. LEAVITT AS RECORDED IN FILE 94, PAGE 55 OF PARCELMAPS; THENCE SOUTH 01°23’43” EAST 581.87 FEET ALONG THE SAID WEST LINE TO A WESTERLY LINE OF OLD MILL ROAD (A 62.00 FOOT DEDICATED RIGHT OF WAY) AS DEDICATED BY THAT DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20010122, INSTRUMENT NO. 01073; THENCE SOUTHWESTERLY 255.19 FEET ALONG THE ARC OF A 630.00 FOOT RADIUS NON-TANGENT CURVE TO THE LEFT WITH A CENTRAL ANGLE OF 20°28’48” AND THE CENTER BEARS SOUTH 69°27’30” EAST, ALONG THE WEST LINE OF SAID OLD MILL ROAD; THENCE SOUTHWESTERLY 198.76 FEET ALONG THE ARC OF A 470.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 24°13’47” AND THE CENTER BEARS NORTH 89°56’18” WEST, ALONG THE WEST LINE OF SAID OLD MILL ROAD; THENCE NORTH 65°42’31” WEST 10.00 FEET TO THE WEST LINE OF SAID OLD MILL ROAD; THENCE SOUTHWESTERLY 163.21 FEET ALONG THE ARC OF A 540.00 FOOT RADIUS CURVE TO THE LEFT WITH A CENTRAL ANGLE OF 17°19’02” AND THE CENTER BEARS SOUTH 65°42’31” EAST, ALONG THE WEST LINE OF SAID OLD MILL ROAD; THENCE SOUTHWESTERLY 35.68 FEET ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 81°46’43” AND THE CENTER BEARS NORTH 83°01’33” WEST, TO THE NORTH LINE OF SAID MESQUITE BOULEVARD TO THE POINT OF

PARCEL SEVENTEEN (17): TRUST LAND TRANSFERRED

THAT PORTION OF THE NORTH HALF (N 1/2) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF MESQUITE BOULEVARD (A 120.00 FOOT DEDICATED RIGHT-OF-WAY) THAT IS SOUTH 88°45’10” WEST 1250.01 FEET ALONG THE MONUMENT LINE AND SOUTH 01°14’50” EAST 60.00 FEET FROM A BRASS CAP MONUMENT AT THE CENTERLINE INTERSECTION OF SAID MESQUITE BOULEVARD AND RIVERSIDE ROAD AND SAID POINT ALSO BEING SOUTH 88°30’40” WEST 1260.42 FEET ALONG THE TRACT LINE AND SOUTH 01°29’20” EAST 103.26 FEET FROM A BRASS CAP MONUMENT AT ANGLE POINT 4, TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, MOUNT DIABLO BASE AND MERIDIAN AS RECORDED ON THE RECORD OF SURVEY FOR THE CITY OF MESQUITE IN FILE 74, PAGE 27 OF SURVEYS IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA AND RUNNING:

THENCE NORTH 88°45’10” EAST 343.44 FEET ALONG SAID SOUTH RIGHT-OF-WAY LINE OF MESQUITE BOULEVARD;

THENCE SOUTH 01°17’49” EAST 45.79 FEET;

THENCE NORTH 89°35’45” EAST 2.57 FEET;

THENCE SOUTH 00°49’36” EAST 79.79 FEET;

THENCE SOUTH 88°52’11” WEST 18.99 FEET;

THENCE SOUTH 01°18’13” EAST 39.04 FEET;

THENCE NORTH 88°52’11” EAST 18.85 FEET;

THENCE SOUTH 00°59’29” EAST 59.70 FEET;

THENCE SOUTH 88°00’18” WEST 18.61 FEET;

THENCE SOUTH 01°12’58” EAST 145.11 FEET;

THENCE NORTH 88°21’24” EAST 19.29 FEET;

THENCE SOUTH 01°26’55” EAST 97.16 FEET;

THENCE SOUTH 00°31’27” EAST 12.12 FEET;

THENCE SOUTH 86°51’50” WEST 19.53 FEET;

THENCE SOUTH 01°16’47” EAST 81.39 FEET TO THE NORTH RIGHT-OF-WAY LINE OF SMOKEY LANE (A 51.00 FOOT DEDICATED RIGHT-OF-WAY) AS DEDICATED BY THAT DEED OF DEDICATION RECORDED MAY 12, 1995 IN BOOK 950512, INSTRUMENT NO. 01339;

THENCE SOUTH 88°03’00” WEST 354.28 FEET ALONG THE NORTH LINE OF SAID SMOKEY LANE; THENCE NORTHWESTERLY 39.54 FEET ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 90°37’01” AND THE CENTER BEARS NORTH 01°57’00” WEST, TO THE EAST LINE OF PULSIPHER LANE (AN 80.00 FOOT DEDICATED RIGHT-OF-WAY) AS DEDICATED BY THAT DEED OF DEDICATION RECORDED MAY 12, 1995 IN BOOK 950512, INSTRUMENT NO. 01340; THENCE NORTH 01°19’59” WEST 486.19 FEET ALONG THE EAST LINE OF SAID PULSIPHER LANE; THENCE NORTHEASTERLY 84.90 FEET ALONG THE ARC OF A 54.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 90°05’09” AND THE CENTER BEARS SOUTH 88°40’01” WEST, TO THE SOUTH LINE OF SAID MESQUITE BOULEVARD AND THE POINT OF BEGINNING.

SAID LAND IS ALSO SHOWN AS PARCEL 1 OF THAT CERTAIN PARCEL MAP FILED IN FILE 100 PAGE 0084 OF PARCEL MAPS.

TOGETHER WITH A NON-EXCLUSIVE EASEMENT TO USE, OPERATE, MAINTAIN, REPAIR AND REPLACE A RIGHT OF WAY FOR PEDESTRIAN AND MOTOR VEHICLE INGRESS AND EGRESS ACROSS PARCEL 2 OF PARCEL MAP FILED IN FILE 100 OF PARCEL MAPS, PAGE 0084; ALSO A PERPETUAL EASEMENT FOR WATER DRAINAGE AND FOR THE UTILITIES, PROPANE TANKS, FIRE HYDRANTS AND RAMPS LOCATED ON SAID PARCEL 2 OF PARCEL MAP FILE 100 OF PARCEL MAPS PAGE 0084, ALL AS SET FORTH IN THAT CERTAIN EASEMENT AGREEMENT RECORDED JUNE 29, 2001 IN BOOK 20010629 AS DOCUMENT NUMBER 01646 OF OFFICIAL RECORDS.

PARCEL EIGHTEEN (l8): TRUST LAND TRANSFERRED

THAT PORTION OF TRACT 43 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., ACCORDING TO INDEPENDENT RESURVEY APPROVED APRIL 17, 1935, DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF MESQUITE BOULEVARD (A 120.00 FOOT DEDICATED RIGHT-OF-WAY) THAT IS SOUTH 88°45’10” WEST 280.39 FEET ALONG THE MONUMENT LINE AND SOUTH 01°14’50” EAST 60.00 FEET FROM A BRASS CAP MONUMENT AT THE CENTERLINE INTERSECTION OF SAID MESQUITE BOULEVARD AND RIVERSIDE ROAD AND SAID POINT ALSO BEING SOUTH 88°30’40” WEST 290.81 FEET ALONG THE TRACT LINE AND SOUTH 01°29’20” EAST 107.35 FEET FROM A BRASS CAP MONUMENT AT ANGLE POINT 4, TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, MOUNT DIABLO BASE AND MERIDIAN AS RECORDED ON THE RECORD OF SURVEY FOR THE CITY OF MESQUITE IN FILE 74, PAGE 27 OF SURVEYS IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA.

THENCE SOUTH 01°40’11” EAST 214.65 FEET ALONG A LINE ESTABLISHED BY AN AGREEMENT BETWEEN JOSEPH L. BOWLER AND VERNON FREHNER AS RECORDED ON THAT CERTAIN RECORD OF SURVEY FOR JOSEPH L. BOWLER IN FILE 55, PAGE 30 OF SURVEYS TO THE TRUE POINT OF BEGINNING, AND RUNNING: THENCE NORTH 88°30’40” EAST 241.11 FEET TO THE WEST RIGHT-OF-WAY LINE OF RIVERSIDE ROAD (AN 80.00 FOOT DEDICATED RIGHT-OF-WAY); THENCE SOUTH 01°43’45” EAST, 311.46 FEET

ALONG THE WEST LINE OF SAID RIVERSIDE ROAD; THENCE SOUTHWESTERLY 39.17 FEET ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 89°46’45” AND THE CENTER BEARS SOUTH 88°16’15” WEST, TO THE NORTH LINE OF SMOKEY LANE (A 51.00 FOOT DEDICATED RIGHT-OF-WAY)AS RECORDED MAY 12, 1995, IN BOOK 950512, INSTRUMENT NO. 01339; THENCE SOUTH 88°03’00” WEST 230.56 FEET ALONG THE NORTH LINE OF SAID SMOKEY LANE; THENCE NORTH 01°36’37” WEST 338.42 FEET; THENCE NORTH 88°30’40” EAST, 13.65 FEET TO THE POINT OF BEGINNING.

SAID LAND IS ALSO SHOWN AS PARCEL 3 OF PARCEL MAPS FILED IN FILE 100 PAGE 0084 OF PARCEL MAPS.

PARCEL NINETEEN (19): CASINO LAND

THAT PORTION OF TRACT 42, IN SECTION 17, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., CITY OF MESQUITE, CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHWESTERLY CORNER OF LOT 3 AS SHOWN BY MAP THEREOF ON FILE IN FILE 94, PAGE 55 OF PARCEL MAPS IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, SAID POINT BEING ON THE SOUTHEASTERLY RIGHT-OF-WAY LINE OF INTERSTATE ROUTE 15; THENCE SOUTH 01°23’43” EAST ALONG THE WEST LINE OF SAID PARCEL MAP AND ITS SOUTHERLY PROLONGATION, 581.87 FEET TO A POINT ON THE NORTHWESTERLY RIGHT-OF-WAY OF OLD MILL ROAD AS DEEDED TO THE CITY OF MESQUITE ON JANUARY 22, 2001, BY DEED OF DEDICATION, RECORDED IN BOOK 20010122 OF OFFICIAL RECORDS AS INSTRUMENT NO. 01073 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA; THENCE FROM A TANGENT BEARING SOUTH 20°32’30” WEST, CURVING TO THE LEFT ALONG SAID NORTHWESTERLY RIGHT-OF-WAY LINE OF OLD MILL ROAD, HAVING A RADIUS OF 630.00 FEET, CONCAVE SOUTHEASTERLY, THROUGH A CENTRAL ANGLE OF 03°39’11”, AN ARC LENGTH OF 40.17 FEET TO A POINT ON THE EAST LINE OF PARCEL 1 AS SHOWN BY MAP THEREOF ON FILE IN FILE 96, PAGE 89 OF PARCEL MAPS IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY; NEVADA, A RADIAL LINE TO SAID POINT BEARS NORTH 73°06’41” WEST; THENCE NORTH 00°54’40” WEST ALONG SAID EAST LINE 614.61 FEET TO A POINT ON SAID SOUTHEASTERLY RIGHT-OF-WAY LINE OF INTERSTATE ROUTE 15; THENCE NORTH 58°31’01” EAST ALONG SAID SOUTHEASTERLY RIGHT-OF-WAY LINE, 9.96 FEET TO THE POINT OF BEGINNING.

PARCEL TWENTY (20): CASINO LAND

A PORTION OF THE WEST HALF (W 1/2) OF THE SOUTHWEST QUARTER (SW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 17, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., EXCEPTING THEREFROM ANY PORTION OF OLD MILL ROAD AS DEDICATED FOR PUBLIC USE BY A DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20010122 AS DOCUMENT NO. 01073 OF OFFICIAL RECORDS, AND DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

A PORTION OF LOT 1, FILE 59, PAGE 21 OF PARCEL MAPS, AND A PORTION OF PARCEL 1, FILE 96, PAGE 89 OF PARCEL MAPS AS RECORDED IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA, AND LOCATED IN TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M D B& .M, WITHIN THE CITY OF MESQUITE, CLARK COUNTY, NEVADA AND BEING MORE PARTICULARLY DESCRIBED AS:

BEGINNING AT A POINT ON THE NORTH RIGHT OF WAY LINE OF MESQUITE BOULEVARD (A 120.00 FOOT DEDICATED RIGHT OF WAY) THAT IS NORTH 88°45’10” EAST 74.59 FEET ALONG THE MONUMENT LINE AND NORTH 01°14’50” WEST 60.00 FEET FROM A BRASS CAP MONUMENT AT THE CENTERLINE INTERSECTION OF SAID MESQUITE BOULEVARD AND RIVERSIDE ROAD AND SAID POINT ALSO BEING SOUTH 88°35’46” WEST 64.66 FEET ALONG THE TRACT LINE AND NORTH 01°24’14” WEST 11.25 FEET FROM A BRASS CAP MONUMENT AT ANGLE POINT 4, TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M D B &M AS RECORDED ON THE RECORD OF SURVEY FOR THE CITY OF MESQUITE IN FILE 74 PAGE 27 OF SURVEYS IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA AND RUNNING:

THENCE NORTHWESTERLY 43.96 FEET ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 100°45’14” AND THE CENTER BEARS NORTH 01°14’50” WEST, TO A EAST RIGHT OF WAY LINE OF OLD MILL ROAD (AN 82.00 FOOT DEDICATED RIGHT OF WAY) AS DEDICATED BY THAT DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20010122, INSTRUMENT NO. 01073; THENCE NORTHEASTERLY 118.18 FEET ALONG THE ARC OF A 458.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 14°47’05” AND THE CENTER BEARS SOUTH 80°29’36” EAST; ALONG THE EAST LINE OF SAID OLD MILL ROAD; THENCE NORTH 65°42’31” WEST 10.00 FEET TO THE EAST LINE OF SAID OLD MILL ROAD; THENCE NORTHEASTERLY 104.69 FEET ALONG THE ARC OF A 532.00 FOOT RADIUS CURVE TO THE LEFT WITH A CENTRAL ANGLE OF 11°16’30” AND THE CENTER BEARS NORTH 65°42’31” WEST, ALONG THE EAST LINE OF SAID OLD MILL ROAD; THENCE SOUTH 01°23’43’’ EAST, 244.25 FEET TO AND ALONG THE WEST LINE OF THAT CERTAIN RECORD OF SURVEY, APN 670-210-005 FOR NEPHI JENSEN AS RECORDED IN FILE 96, PAGE 98 OF SURVEYS TO THE NORTH LINE OF SATO MESQUITE BOULEVARD; THENCE SOUTH 88°45’10” WEST 39.33 FEET ALONG THE NORTH LINE OF SAID MESQUITE BOULEVARD TO THE POINT OF BEGINNING.

Exhibit B-1

Ground Leases

Lease dated June 2, 1995, by and between River View Limited Liability Company, a Nevada limited liability company, as Lessor, and Players Mesquite Golf Club, Inc., a Nevada corporation, as lessee, as disclosed by a Memorandum of Lease thereof recorded in the Official Records of the County of Clark, State of Nevada on June 7, 1995 in Book 950607 as Document Number 00510; as modified by an instrument executed by Lessor and Players Mesquite Golf Club, Inc., as lessee, said instrument recorded August 31, 1995 in Book 950831 of Official Records as Document Number 03232; as modified by an instrument executed by Lessor and Players Mesquite Golf Club, Inc., as lessee, said instrument recorded March 25, 1997 in Book 970325 of Official Records as Document Number 01933; as assigned by an Assignment of the Lessee’s interest in said Lease executed by Players Mesquite Golf Club, Inc. to RBG, LLC, a Nevada limited liability company, recorded March 19, 1997 in Book 970319 as document number 00217 of Official Records.

Lease Agreement dated September 1, 1997 by and between M.D.W. Mesquite, LLC, a Nevada limited liability company, as landlord, and RBG, LLC, a Nevada limited liability company, as tenant, as amended by that certain First Amendment to Lease Agreement, dated January 5, 1999 (the “M.D.W. Lease”).

Lease Agreement dated April 11, 1990, by and between Virgin River Casino Corporation, a Nevada corporation, as Landlord, and B & BB, Inc., a Nevada corporation, as Tenant, as amended by that certain First Addendum to Lease dated as of January 11, 1991, as amended by that certain Second Amendment to Lease dated as of May 15, 1991, as amended by that certain Third Amendment to Lease dated as of January 1, 1992, as amended by that certain Fourth Amendment to Lease dated as of November 17, 1992, as amended by that certain Fifth Amendment to Lease dated as of September 3, 1993, as amended by that certain Sixth Amendment to Lease dated as of December 28, 1993, as amended by that certain Seventh Amendment to Lease dated as of June 1, 1994, as amended by that certain Eighth Amendment to Lease dated as of March 1, 1995, as amended by that certain Ninth Amendment to Lease dated as of January 1, 1999, and as further amended by that certain Tenth Amendment to Lease dated as of July 1, 2000.

Exhibit B-2

Leased Land

PARCEL SIX (6): LEASEHOLD GOLF COURSE PARCEL:

A PARCEL OF LAND SITUATED WITHIN A PORTION OF GOVERNMENT TRACTS 45, 47 AND 48 TOWNSHIP 13 SOUTH, RANGE 70 AND 71 EAST INCLUDING PORTIONS OF GOVERNMENT LOTS 1, 2, 4 AND 5 SECTION 24, TOWNSHIP 13 SOUTH, RANGE 70 EAST, M.D.M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF SAID TRACT 47, SAID POINT BEING DISTANCE THEREON NORTH 88°54’43” EAST 325.27 FEET FROM CORNER NO. AP 2 OF SAID TRACT 47; THENCE

1ST:                              ALONG SAID NORTHERLY LINE NORTH 88°54’43” EAST 967.71 FEET TO CORNER NO. AP 1 OF SAID TRACT 47; THENCE

2ND:                           NORTH 88°25’46” EAST 1,319.83 FEET; THENCE

3RD:                            SOUTH 1°18’56” EAST 622.00 FEET; THENCE

4TH:                            SOUTH 82°36’27” WEST 1,697.05 FEET; THENCE

5TH:                            SOUTH 1°19’00” EAST 814.93 FEET; THENCE

6TH:                            SOUTH 59°22’00” WEST 224.48 FEET; THENCE

7TH:                            SOUTH 83°21’02” WEST 165.66 FEET; THENCE

8TH:                            SOUTH 47°45’13” WEST 154.02 FEET; THENCE

9TH:                            SOUTH 0°18’40” WEST 476.96 FEET; THENCE

10TH:                      SOUTH 57°23’50” WEST 280.00 FEET; THENCE

11TH:                      NORTH 65°35’31” WEST 95.53 FEET; THENCE

12TH:                      SOUTH 69°26’15” WEST 283.52 FEET; THENCE

13TH:                      SOUTH 82°58’31” WEST 276.41 FEET; THENCE

14TH:                      NORTH 54°06’01” WEST 333.14 FEET; THENCE

15TH:                      NORTH 73°49’56” WEST 279.46 FEET; THENCE

16TH:                      NORTH 83°02’35” WEST 173.51 FEET; THENCE

17TH:                      SOUTH 3°53’51” WEST 111.01 FEET; THENCE

18TH:                      SOUTH 76°36’05” WEST 134.35 FEET; THENCE

19TH:                      SOUTH 47°19’10” WEST 297.27 FEET; THENCE

20TH:                      SOUTH 65°55’34” WEST 33.46 FEET; THENCE

21ST:                        SOUTH 14°39’50” EAST 81.14 FEET; THENCE

22ND:                     SOUTH 4°57’37” EAST 212.99 FEET; THENCE

23RD:                      SOUTH 34°14’55” EAST 139.30 FEET TO THE EASTERLY LINE OF SAID GOVERNMENT LOT 4; THENCE

24TH:                      ALONG SAID EASTERLY LINE SOUTH 0°49’36” EAST 186.69 FEET

25TH:                      SOUTH 39°40’29” WEST 401.25 FEET; THENCE

26TH:                      NORTH 81°07’12” WEST 541.64 FEET; THENCE

27TH:                      NORTH 73°24’36” WEST 73.44 FEET; THENCE

28TH:                      SOUTH 63°55’10” WEST 40.51 FEET; THENCE

29TH:                      NORTH 89°21’36” WEST 200.77 FEET; THENCE

30TH:                      NORTH 55°39’10” WEST 97.78 FEET; THENCE

31ST:                        SOUTH 47°36’10” WEST 178.98 FEET; THENCE

32ND:                     SOUTH 66°38’13” WEST 128.53 FEET; THENCE

33RD:                      SOUTH 4l°35’07” EAST 88.60 FEET; THENCE

34TH:                      SOUTH 31°21’05” WEST 273.76 FEET; THENCE

35TH:                      SOUTH 62°23’48” WEST 191.31 FEET; THENCE

36TH:                      SOUTH 86°48’27” WEST 375.82 FEET; THENCE

37TH:                      SOUTH 58°43’24” WEST 195.82 FEET TO THE SOUTHERLY LINE OF SAID GOVERNMENT LOT 5; THENCE ALONG THE BOUNDARIES OF SAID LOT 5 THE FOLLOWING TWO COURSES; THENCE

38TH:                      SOUTH 89°07’01” WEST 400.26 FEET TO THE WEST LINE THEREOF; THENCE

39TH:                      NORTH 0°48’22” WEST 1,347.51 FEET TO THE SOUTHWESTERLY CORNER OF SAID LOT 2; THENCE

40TH:                      ALONG THE WESTERLY LINE OF SAID LOT 2, NORTH 0°50’00” WEST 400.66 FEET TO THE SOUTHEASTERLY LINE OF INTERSTATE 15; THENCE ALONG THE BOUNDARY OF SAID INTERSTATE THE FOLLOWING THREE COURSES,

41ST:                        NORTH 48°23’14” EAST 102.62 FEET; THENCE

42ND:                     NORTH 0°54’11” WEST 134.87 FEET; THENCE

43RD:                      NORTH 48°25’31” EAST 3,146.69 FEET TO THE NORTHERLY LINE OF SAID TRACT 48; THENCE

44TH:                      ALONG SAID NORTHERLY LINE NORTH 89°09’41” EAST 809.67 FEET TO A POINT THEREON DISTANT WESTERLY 765.00 FEET FROM AP 1 OF SAID TRACT 48; THENCE

45TH:                      SOUTH 0°08’04” WEST 396.93 FEET; THENCE

46TH:                      SOUTH 6l°24’22” WEST 370.88 FEET; THENCE

47TH:                      SOUTH 68°05’09” WEST 285.75 FEET; THENCE

48TH:                      SOUTH 62°37’02” WEST 636.97 FEET; THENCE

49TH:                      SOUTH 29°18’35” WEST 460.35 FEET; THENCE

50TH:                      SOUTH 40°30’03” WEST 389.21 FEET; THENCE

51ST:                        SOUTH 53°14’49” WEST 863.69 FEET; THENCE

52ND:                     SOUTH 87°16’05” WEST 216.96 FEET; THENCE

53RD:                      SOUTH 03°44’43’’ WEST 912.08 FEET; THENCE

54TH:                      NORTH 84°14’18” EAST 256.81 FEET; THENCE

55TH:                      NORTH 63°22’46” EAST 591.67 FEET; THENCE

56TH:                      SOUTH 81°38’26” EAST 622.24 FEET; THENCE

57TH:                      NORTH 11°53’12” EAST 401.43 FEET; THENCE

58TH:                      NORTH 18°09’07” EAST 410.78 FEET; THENCE

59TH:                      NORTH 23°58’25” EAST 159.12 FEET; THENCE

60TH:                      NORTH 20°59’49” EAST 190.64 FEET; THENCE

61ST:                        NORTH 31°49’12” EAST 181.64 FEET; THENCE

62ND:                     NORTH 43°29’00”  EAST 144.87 FEET; THENCE

63RD:                      NORTH 58°06’52” EAST 141.27 FEET; THENCE

64TH:                      NORTH 76°13’57” EAST 181.01 FEET; THENCE

65TH:                      SOUTH 64°38’02” EAST 129.18 FEET; THENCE

66TH:                      SOUTH 39°25’17” EAST 110.49 FEET; THENCE

67TH:                      SOUTH 22°12’37” EAST 184.27 FEET; THENCE

68TH:                      SOUTH 46°47’30” EAST 92.89 FEET; THENCE

69TH:                      SOUTH 63°00’16” EAST 102.39 FEET; THENCE

70TH:                      SOUTH 88°12’04” EAST 527.06 FEET; THENCE

71ST:                        NORTH 64°21’23” EAST 614.21 FEET; THENCE

72ND:                     NORTH 1°19’00” WEST 1,614.48 FEET TO THE POINT OF BEGINNING.

EXCEPT THEREFROM THAT PORTION WHICH LIES WITHIN SAID GOVERNMENT LOT 2.

PARCEL ELEVEN (11): (LEASEHOLD PARCEL)

COMMENCING AT A POINT 20 RODS NORTH OF THE SOUTHWEST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M.; THENCE EAST 40 RODS; THENCE NORTH 20 RODS; THENCE WEST 40 RODS; THENCE SOUTH 20 RODS TO THE PLACE OF BEGINNING.

EXCEPTING THEREFROM ANY PORTION LYING WITHIN PULSIPHER LANE AND SMOKEY LANE AS DESCRIBED IN DEED OF DEDICATION TO THE CITY OF MESQUITE RECORDED MAY 12, 1995 IN BOOK 950512 AS DOCUMENT NO. 01344 OF OFFICIAL RECORDS.

PARCEL TWELVE (12):

AMENDED LOTS TWENTY-SIX (26) AND TWENTY-SEVEN (27) OF MAP OF DIVISION INTO LARGE PARCELS FOR THE CITY OF MESQUITE, AS SHOWN BY MAP I FILE IN BOOK 2 OF MISCELLANEOUS MAPS, PAGE 37 IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.